UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2025

BIT DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Real Estate Purchase and Sale Agreement

On April 10, 2025, Bit Digital, Inc. (the “Company”) through its wholly owned Canadian subsidiary, Enovum Data Centers Corp. (the “Buyer”), entered into a real estate purchase and sale agreement, dated as of April 10, 2025 (the “Purchase Agreement”) with Unifi Manufacturing, Inc. (“UMI”), a wholly owned subsidiary of Unifi, Inc. (“Unifi”). Pursuant to the Purchase Agreement, UMI agreed to sell to Buyer, and Buyer agreed to purchase from UMI, an industrial/manufacturing building together with the underlying land located in Madison, North Carolina, as well as certain machinery and equipment located thereon, for a cash purchase price of $53.2 million (the “Purchase Price”). An earnest money deposit of $2.25 million was deposited in escrow pursuant to the terms of the Purchase Agreement, of which $1.2 million is non-refundable to Buyer. The closing of the transaction contemplated by the Purchase Agreement (the “Closing”) is expected to occur on May 15, 2025, unless accelerated by Buyer pursuant to the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties, which shall survive for twelve months following the Closing. Pursuant to the terms of the Purchase Agreement, UMI shall not have indemnification obligations for the breach of representations and warranties made in the Purchase Agreement until all losses of Buyer, individually or in the aggregate, equal to or exceed $0.1 million, in which case UMI shall be obligated to indemnify Buyer from and against such losses in an amount not to exceed ten percent (10%) of the Purchase Price. The Purchase Agreement contains customary closing conditions, as well as a condition requiring the Buyer’s receipt of an energy study verifying the potential energy capacity of the Property (as defined in the Purchase Agreement).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference with confidential or immaterial terms, provisions, and information redacted. Capitalized terms used, but not defined herein, shall have the respective meanings given to them in the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 10, 2025, by and between Enovum Data Centers Corp. and Unifi Manufacturing, Inc. Certain portions of the exhibit that include immaterial and confidential information have been omitted and are available upon request of the SEC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 16, 2025	Bit Digital, Inc.
(Registrant)

	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

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